Exhibit 10.48

SUPPLEMENT TO GUARANTEE AGREEMENT

Supplement No.l, dated as of May 30, 2006, to the Guarantee Agreement, dated as of August 25, 2003, among Monitronics International, Inc., a Texas corporation (the “Borrower”), and Bank of America, N.A., successor to Fleet National Bank, as administrative agent under the Credit Agreement referred to in the next paragraph (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”).

A.            Reference is made to the Credit Agreement, dated as of August 25, 2003, as amended by the First Amendment to Credit Agreement dated July 14, 2004, the Second Amendment to Credit Agreement dated March 28, 2005 and Third Amendment to Credit Agreement dated March 29, 2006, among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Syndication Agent (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement.

B.            Section 20 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

Section 1.              In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof, including, without limitation, with respect to itself, its operations and its assets and properties. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

Section 2.              The New Guarantor represents and warrants to the Administrative Agent and the other Credit Parties that it has all requisite organizational and other powers and authority to execute, deliver and perform its obligations under this Supplement and this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.              This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract.

This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

Section 4.              Except as expressly supplemented hereby, the Guarantee Agreement shall remain unchanged in full force and effect.

Section 5.              THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

Section 6.              In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.              All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

Section 8.              The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

[Signature page follows]

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

MONITRONICS CANADA, INC.

		By:	/s/ Stephen M. Hedrick
		Name:	STEPHEN M. HEDRICK
		Title:	VICE PRESIDENT-FINANCE

BANK OF AMERICA, N.A,
as Administrative Agent

By:	/s/ John Lynch
Name:	John Lynch
Title:	Senior Vice President